ING Partners, Inc.
NSAR for 06/30/2002
Screen 39 - Question 77 Q1
Exhibit 2

List of subsidiaries which are broker/dealers or investment advisors of the series

Company name
Armstrong Jones (NZ) Ltd.
BancWest Investment Services, Inc.
Bleakleys Limited
C.T.M.N. Nominees Ltd.
C.T.S. Nominees Ltd.
Cambridge Street Nominees Ltd.
Charterhouse Securities Holdings Ltd.
Charterhouse Securities Ltd.
Directed Services, Inc.
Equisure Securities Ltd.
Evangeline Securities Limited
Financial Network Investment Corporation
Financial Northeastern Securities, Inc.
ING Bank N.V.
ING Baring (Malaysia) Sdn Bhd
ING Financial Advisors, LLC
ING Fund Management B.V.
ING Investment Management (Europe) B.V.
ING Investment Management B.V.
ING Management Limited (FKA Heine Investment Management)
Liquidity Services Ltd.
Multi-Financial Securities Corporation
PrimeVest Financial Services, Inc.
Sutherlands (Holdings) Ltd.
Sutherlands International Ltd.
Sutherlands Ltd.
Sutherlands Nominees Ltd.
T&C Nominees Ltd.
VESTAX Securities Corp.
Washington Square Securities, Inc.
Aeltus Capital, Inc.
Aetna Securities Investment Management (Taiwan) Limited
Argencontrol
Atlas Capital (Thailand) Limited ("Atlas")
Austin Assets Limited
Banque Bruxelles Lambert Suisse S.A.
Baring Investment Services, Inc
Barings Investment Services Limited
BHF-BANK AG
BSK Leasing S A
Comprehensive Financial Services, Inc.
Compulife Investor Services
Credit Europeen Luxembourg S.A.
DOM Maklerski BSK S.A.
Extra Clearing B.V.
Extra Clearing GmbH
Ferri Lux. s.a.
FINPLUS Sp.Z.o.o.
Granite Investment Services
Guaranty Brokerage Services, Inc.
Heine Securities Pty Ltd
IFG Network Securities, Inc.
ING America Equities, Inc.
ING Bank (France) S.A.
ING Bank Slaski S.A.
ING Bank Ukraine
ING Baring Futures & Options (U.K.) Limited
ING Baring Grupo Financiero (Mexico) S.A. de C.V.
ING Baring Holdings Limited
ING Baring Investment (Eurasia) ZAO
ING Baring Operational Services (Taiwan) Limited
ING Baring Securities (Eurasia) ZAO
ING Baring Securities (Japan) Limited
ING Baring Securities (Overseas) Ltd.
ING Baring Securities (Romania) S.A.
ING Baring Securities (Singapore) Pte Ltd
ING Baring Securities (Taiwan) Limited (SICE)
ING Baring Securities (Thailand) Limited
ING Baring Securities Services Limited
ING Barings Corp.
ING Barings Deutschland (GmbH)
ING Barings Ecuador Casa de Valores S.A.
ING Barings Italia SRL
ING Direct Funds Limited
ING Direct Securities, Inc.
ING Ferri S.A.
ING Funds Distributor, Inc.
ING Furman Selz Financial Services LLC
ING Futures & Options (Hong Kong) Limited
ING Futures & Options (Singapore) Pte Ltd.
ING TT&S (U.S.) Securities Inc.
ING Valores (Venezuela) C.A.
Lexington Funds Distributor
Locust Street Securities, inc
MC-BBL Securities Ltd.
Systematized Benefits Administrators, inc.
United Variable Services inc.
Vermeulen Raemdonck S.A.
Williams de Broe Securities Ltd.
Yvop Floorbrokers B.V.
Amstgeld N.V.
Anodyne Nominees (Proprietary) Limited
Bank Brussel Lambert N.V.
Bank Mendes Gans Effectenbewaarbedrijf N.V.
Bank Mendes Gans N.V.
Baring Pacific Investments Limited
Baring Securities (OTC Options) Limited
Corinvest Limited
EpCorp Limited
Equisure Financial Network, Inc.
Ferri-Adalingue s.a.
ING Bank (Belgium) N.V./S.A.
ING Bank (Eurasia)
ING Bank Australia Limited
ING Baring Capital Markets (C.R.), a.s.
ING Baring Financial Products
ING Baring Holding Nederland B.V.
ING Baring Securities (France ) S.A.
ING Baring Securities (Hong Kong) Ltd.
ING Baring Securities (Hungary) Rt.
ING Baring Securities (India) Pvt. Ltd.
ING Baring Securities (Philippines) inc.
ING Baring Securities (Poland) Holding B.V.
ING Baring Securities (Slovakia), o.c.p.a.s.
ING Baring Securities Argentina S.A.
ING Baring Securities Management Services (Hong Kong) Ltd
ING Baring Sociedad de Bolsa (Argentina), S.A.
ING Baring South Africa Limited
ING Barings Limited
ING Barings Southern Africa (proprietary) Limited
ING Derivatives (London) Limited
ING Guilder Corretora de Cambio E Titulis S.A.
ING Guilder Distribuidora de Titulos E Valores Mobiliarios S/A
PT ING Baring Securities Indonesia
Aeltus Investment Management, Inc.
Aetna Investment Management (Bermuda) Holdings Limited
Aetna Investment Management (F.E.) Limited
Aetna Investment Management (Taiwan) Limited
Austadvisors Financial Ltd. (FKA RFM Financial Planning Limited)
B.V. Beleggingsmaatschappij Berendaal
Baring Asset Management (Asia) Limited
Baring Asset Management, Inc
Baring Brothers Private Asset Management Limited
Baring International Investment (Far East) Limited
Baring International Investment Limited
BBL Asset Management (France) S.A.
Clarion Partners, LLC
CRA Real Estate Securities L.P.
FSIP LLC
Furman Selz Capital Management LLC
IFG Advisory Services, Inc.
ING Advisors, Inc.
ING Asset Management (Singapore) Ltd.
ING Asset Management B.V.
ING BSK Asset Management S.A.
ING Capital Advisors LLC
ING CRA Real Estate Securities Holdings, Inc
ING Furman Selz Asset Management LLC
ING Furman Selz Investments LLC
ING Ghent Asset Management inc.
ING Investment Management (Americas) B.V.
ING Investment Management (Asia Pacific) B.V.
ING Investment Management (Hungary) Rt
ING Investment Management Advisors B.V.
ING Investment Management France S.A.
ING Investment Management Holdings (Antilles) N.V.
ING Investment Management Italy
ING Investment Management LLC
ING Investment Management Ltda.
ING Investments LLC
ING Life Insurance and Annuity Company
ING Management (Hong Kong) Ltd.
ING Mutual Funds Management Company (Japan), Ltd.
ING Quantative Management, Inc.
ING Taurus Holdings LLC
Jooeun Investment Trust Management Company Limited
Lynx Financial Services Pty Ltd
Market Systems Research, Inc.
NN Mutual Fund Management Co.
Parnership Planning Ltd. (FKA Austplanners Holdings Pty Limited)
Postbank N.V.
ReliaStar Investment Research, Inc.
RetireInvest Pty Limited